Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of First Eagle Alternative Capital BDC, Inc. (formerly, THL Credit, Inc.) of our report dated March 5, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in First Eagle Alternative Capital BDC, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We hereby consent to the use in this Registration Statement on Form N-2 of First Eagle Alternative Capital BDC, Inc. of our report dated March 5, 2020 relating to the senior securities table of First Eagle Alternative Capital BDC, Inc. which appears in this Registration Statement. We also consent to the references to us under the headings “Experts”, “Senior Securities” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

December 3, 2020

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